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Independent auditors' consent

The board and shareholders
Strategist Income Fund, Inc.:
    Strategist Government Income Fund
    Strategist High Yield Fund
    Strategist Quality Income Fund


We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings
"Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



KPMG Peat Marwick LLP

Minneapolis, Minnesota
July 30, 1997